Exhibit 10.33

THE HAMM’S BUILDING

OFFICE LEASE

1550 BRYANT STREET

SAN FRANCISCO, CALIFORNIA

HAMMS BUILDING ASSOCIATES

—Landlord—

DIGITAL RIGHTS AGENCY

—Tenant—

-i-

TABLE OF CONTENTS (cont.)

Exhibit A—Legal Description

Exhibit B—Work Letter

Exhibit C—Commencement Date Agreement

Exhibit D—Rules and Regulations

-ii-

This Lease (“Lease”) is entered into between HAMMS BUILDING ASSOCIATES, a California Limited Partnership (“Landlord”), and DIGITAL RIGHTS AGENCY, a California limited liability company (“Tenant”).

Recitals

A. Landlord is the owner of real property (“Real Property”) located at 1550 Bryant Street, San Francisco, California, and the building (“Building”) located on it. The Real Property and the Building are collectively the “Property.”

B. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord the Premises (as defined below) for the term and subject to the terms, covenants, agreements, and conditions in this Lease.

For good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

Basic Lease Information

Date:	As of July 19, 2006

Landlord:	HAMMS BUILDING ASSOCIATES, a California Limited Partnership

Tenant:	DIGITAL RIGHTS AGENCY, a California limited liability company

Premises:	That portion of the 3rd floor designated on Exhibit A and known as Suite 305.

Rentable Area of Premises:	3,039 rentable square feet

Estimated Commencement Date:	Later of August 1, 2006, or substantial completion of the Landlord’s Work as described in Exhibit B.

Termination Date:	The last day of the 50th calendar month following the Commencement Date which is estimated to be September 30, 2010

Base Rent	Months	Monthly	Annual
		1-2	0
	3-14	$5,318.25	$63,819.00
	15-26	$5,571.50	$66,858.00
	27-38	$5,824.75	$69,897.00
	39-50	$6,078.00	$72,936.00

Upon Lease execution, Tenant shall pay the third month’s rent in the amount of $5,318.25 to Landlord.

Base Year:	Calendar Year 2006

Security Deposit:	Upon Lease execution, Tenant shall pay the Security Deposit in the amount of $10,636.50 to Landlord.

Tenant’s Percentage Share Of Operating Expenses Escalations and Tenant’s Percentage Share of Property Tax Escalations:	1.67%

Parking	One space

Exhibits:	Exhibit A Description of Premises Exhibit B Work Letter Exhibit C Commencement Date Agreement Exhibit D Rules and Regulations

Tenant’s Address for Notice:	1550 Bryant Street, Suite 305 San Francisco, California 94103

Attention: President

Landlord’s Address for Notice:	Hamms Building Associates 1550 Bryant Street, Suite 825 San Francisco, California 94103

Tenant’s Broker:	NONE

Section 1. Definitions.

As used in this Lease, the following terms shall have the meanings specified in this Section 1.

Alterations is defined in Section 8.

Base Operating Expenses means the Operating Expenses paid or incurred by Landlord in the Base Year.

Base Property Taxes means the amount of Property Taxes for the tax year ending June 30 of the Base Year.

Base Rent means the Base Rent as set forth in the Basic Lease Information.

Base Year means the calendar year specified in the Basic Lease Information as the Base Year.

Building means the building constructed on the Real Property known as 1550 Bryant Street, San Francisco, California, commonly known as the Hamm’s Building, any property interest in the area of The Hamm’s Building and all other improvements on or appurtenances to the Real Property or the streets abutting the Real Property. The Building includes, but is not limited to, an office building with twelve (12) floors of office space and an open-air parking lot located as shown on the attached site plan.

Common Area means the total area on a floor consisting of rest rooms, janitor, telephone and electrical closets, mechanical areas, public corridors providing access to tenant space, public stairs, elevator shafts and pipe shafts, together with their enclosing walls.

Deposit is defined in Section 23.

Escalation Rent is defined in Section 4(a).

Event of Default is defined in Section 18.

Landlord’s Work is defined in Exhibit B.

Legal Requirements is defined in Section 14.

Tenant’s Percentage Share means the percentage figure specified as Tenant’s Percentage Share in the Basic Lease Information. Tenant’s Percentage Share has been obtained by dividing the net rentable area of the Premises, as specified in the Basic Lease Information, by the total net rentable area of the Building, which is 182,352 square feet, and multiplying that quotient by one hundred (100). In the event the rentable area of the Premises is increased or decreased by the addition to or deletion from the Premises of any office space, Tenant’s percentage share shall be appropriately adjusted. For the purposes of Section 4, Tenant’s Percentage Share shall be based on the number of days during the calendar year in which this change occurs.

Operating Expenses means (a) all reasonable costs of management, operation and maintenance of the Building determined by generally accepted accounting principles, including without limitation: wages, salaries and payroll burden of employees excluding employees above the rank of Building Manager, property management fees and other related compensation; janitorial, maintenance, security and other services; Building office rent or rental value for a building office as small as reasonably practical to operate the building; power, water, waste disposal and other utilities; materials and supplies; maintenance and repairs (including the repair and replacement of glass and return to normal and the roof covering or membrane); permit and license costs; insurance premiums and the deductible portion of any insured loss under Landlord’s insurance; accounting, legal or other professional fees of independent service providers who are not employees of Landlord incurred in connection with operating the Building and the calculation of Operating Expenses and Property Taxes; and (b) the cost of any capital improvements made to the Building by Landlord after the Base

Year, the cost to be amortized over the useful life of the capital improvements, together with interest on the unamortized balance at the rate equal to that paid by Landlord on funds borrowed for the purpose of constructing or installing those capital improvements. Operating expenses shall not include: property taxes; depreciation on the Building; costs of tenant improvements; real estate brokers’ commissions; interest; expenses incurred by Landlord in enforcing leases of other tenants in the Building, and capital items other than those referred to in clause (b). Actual Operating Expenses for both the Base Year and each subsequent calendar year will be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had ninety-five (95) percent of the building been occupied.

Premises means the portion of the Building located on the floor or floors specified in the Basic Lease Information which is cross-hatched on the Floor plan or plans attached to this Lease as Exhibit A.

Property Taxes means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for police, fire or other governmental services; service payments in lieu of taxes and taxes and assessments of every kind levied in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property; and all real estate tax consultant expenses and attorney fees of consultants and attorneys who are not employees of Landlord incurred for the purpose of maintaining an equitable assessed valuation of the Building or contesting the validity of any taxes, assessments or charges described above.

Rentable Area means the rentable area of the Premises specified on the Basic Lease Information. If any office space is added to or deleted from the Premises, the rentable area of the space added or deleted shall mean: (a) as to an entire floor added to or deleted from the Premises, all areas within outside permanent Building walls, measured to the inside glass surface of outside permanent Building walls, including rest rooms; janitor, telephone, and electrical closets; allocated mechanical areas and columns and projections necessary to the Building, but excluding public stairs, elevator shafts, and pipe shafts, together with their enclosing walls; (b) as to a portion of a floor added to or deleted from the Premises, the aggregate of the usable area of the portion of the floor added to or deleted from the Premises, plus the result obtained by multiplying the area of the Common Area on this floor by a fraction, the numerator of which is the aggregate of the usable area of the portion of the floor added to or deleted from the Premises and the denominator of which is the usable area of all tenant space on the floor.

Tenant Delay means any delay in the substantial completion of the work described in Exhibit B which occurs as a result of (i) special work, changes, alterations or additions requested by Tenant in the design or finish in any part of the Premises after approval of the Design Documents; as described in the Workletter); (ii) Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise; (iii) Tenant’s failure to approve and pay for such Tenant Work as Landlord undertakes to complete at Tenant’s expense; or (iv) the failure to perform or comply with any obligation or condition of Exhibit B.

Term is defined in Section 3 of this Lease.

Section 2. Premises.

(a) Landlord leases to Tenant, and Tenant leases from Landlord the Premises for the Term and subject to the terms, covenants, agreements, and conditions set forth in this Lease.

(b) During the Term of this Lease, Tenant shall have the right to use the conference room on the first floor and the penthouse in the Building (the “Common Facilities”) on a non-exclusive basis with the other tenants. The Common Facilities shall be subject to a reservation system and to such rules and regulations regarding such usage as Landlord shall promulgate from time to time. Notwithstanding the foregoing, Landlord reserves the right, upon notice to Tenant, to terminate the use of the Common Facilities as common area amenities, if and during the period that Landlord withdraws the right for tenants of the Building to use the same.

(c) During the Term of this Lease, Tenant shall have the right to use the number of Parking Spaces set forth in the Basic Lease Information at the prevailing rate for such spaces as determined by Landlord from time to time in its sole discretion. Landlord may change the rental rate charged from time-to-time upon not less than thirty (30) days’ notice to Tenant. The right to use the Parking Spaces under this Lease shall terminate upon the occurrence of an Event of Default under the Lease or upon thirty (30) day’s notice from Landlord to Tenant if Landlord ceases or reduces parking operations, including without limitation if Landlord does not continue to lease the property upon which the parking lot is located. Tenant agrees that the Landlord shall not be responsible in any way for any loss, damage, theft or other damages arising out of the use of Landlord’s parking facilities. The use of the parking spaces shall be subject to such rules and regulations as Landlord may establish from time to time.

Section 3. Term; Condition of Premises; Right of Termination.

(a) The term (“Term”) of this Lease shall commence on the Commencement Date and, unless sooner terminated as later provided, shall end on the Termination Date.

(b) Except for the Landlord’s Work described in the Work Letter attached to this Lease as Exhibit B which Landlord shall complete at Landlord’s sole cost and expense, Landlord shall deliver to Tenant the Premises on the Commencement Date “as is”, in its then existing condition. Tenant is responsible for the installation and maintenance of all cabling serving the Premises.

(c) If Landlord cannot deliver the Premises to Tenant on or before the estimated Commencement Date for any reason other than as a result of a Tenant Delay, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from nondelivery, but in that event such delay in delivery shall also extend the Term of this Lease by an equal number of days unless the delay is the result of a Tenant Delay. Landlord and Tenant shall enter into a letter in the form of Exhibit C confirming the actual Commencement Date and the Expiration Date if any of these dates are different from the dates set forth in the Basic Lease Information. The Commencement Date of the Lease will not be changed if delivery of the Premises is delayed by reason of a Tenant Delay.

(d) Tenant shall have a one time right to terminate the Lease upon the following terms and conditions:

(i) The termination option shall be exercised, if at all on or before the last day of the 18th month of the Term (“Exercise Date”) by sending written notice to Landlord of Tenant’s intent to terminate the Lease on the Termination Effective Date (as defined in (ii) below).

(ii) The effective date of the termination shall be on the first day of the 25th month of the Term (“Termination Effective Date”).

(iii) Tenant shall not be in default under the Lease either at the Exercise Date or the Termination Effective Date.

(iv) Tenant shall pay a termination fee on the Exercise Date equal to (i) $11,649.00, which is two month’s rent based on the base rent schedule for months 27-38 of $23 per rentable square foot; plus (ii) the costs of the unamortized tenant improvements and leasing commissions (which is estimated to be approximately $44,346.00 but which amount shall be adjusted based upon the actual costs of the tenant improvements), together with interest thereon computed at the rate of 8% per annum

Section 4. Rental.

(a) Tenant shall pay to Landlord throughout the Term as rental for the Premises the Base Rent. In addition to the Base Rent, for each calendar year subsequent to the Base Year the Base Rent shall be increased by (i) Tenant’s Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in that year over the Base Year Operating Expenses and (ii) Tenant’s Percentage Share of the total dollar increase, if any, in Property Taxes paid or incurred by Landlord in that year over the Base Year Property Taxes. The increased rental due pursuant to this Section 4(a) is the Escalation Rent.

(b) Monthly Rental shall be paid to Landlord, in advance, on or before the first day of the Term of this Lease and on or before the first day of each successive calendar month during the Term of this Lease. In the event the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the Term of this Lease shall be appropriately prorated.

(c) All sums of money due to Landlord under this Lease, not specifically characterized as rental, shall constitute additional rent and shall be due within thirty (30) days after receipt by Tenant of a billing. If any sum is not paid when due, it shall be collectible as additional rent with the next installment of rental falling due.

(d) Tenant acknowledges that late payment of rent and other sums due under this Lease after the expiration of any applicable cure period under Section 18(a) will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant are not received within five (5) business days of its due date, or if a cure period is applicable under Section 18(a), prior to the expiration of the cure period, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that the late charge represents a fair and reasonable estimate of the costs Landlord will incur because of late payment. Acceptance of the late charge by Landlord shall not constitute a waiver of Tenant’s default for the overdue amount, nor prevent Landlord from exercising the other rights and remedies granted under this Lease.

______ [Initials of landlord]	______ [Initials of Tenant]

(e) If any installment of rent or any other sums due from Tenant are not received within five (5) business days of its due date, or if a cure period is applicable under Section 18(a), prior to the expiration of the cure period, such amount will bear interest from the due date until paid at the rate of ten percent (10%) per year. However, interest shall not be payable on late charges incurred by Tenant nor on any amounts on which late charges are paid by Tenant to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant.

(f) All payments due shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord’s address for notices under this Lease or to another person or at another place as Landlord may designate by notice to Tenant. If Tenant pays by check and the check is returned for non-sufficient funds more than once, upon request of the Landlord, the Tenant shall make future payments by cashier’s check.

Section 5. Escalation Rent.

Escalation Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the following procedures:

(a) No later than fifteen (15) days after to the end of the Base Year and no later than fifteen (15) days after to the end of each subsequent calendar year, or as soon after that time as practicable, Landlord shall give Tenant notice of Landlord’s estimate of any Escalation Rent due under Section 4(a) for the ensuing calendar year with respect to (i) Operating Expenses and/or (ii) Property Taxes. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Escalation Rent. If Landlord fails to give notice as required in this Section, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after that notice is given. If at any time it appears to Landlord that the Escalation Rent for Operating Expenses and/or Property Taxes for the current calendar year will vary from the estimate, Landlord may, by notice to Tenant, revise the estimate for that year, and subsequent payments by Tenant for that year shall be based on the revised estimate.

(b) Within ninety (90) days after the close of each calendar year, or as soon after the ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of (i) the actual Escalation Rent for that calendar year with respect to Operating Expenses and (ii) the actual Escalation Rent for that calendar year with respect to Property Taxes. At Tenant’s request, Landlord shall provide Tenant reasonable supporting detail underlying the calculations of Operating Expenses and/or Property Taxes. If Landlord’s statement discloses that Tenant owes an amount that is less than the estimated payments for the calendar year for either Operating Expenses or Property Taxes previously made by Tenant, Landlord shall credit the excess first against any sums then owed by Tenant, and then against the next payments of rental due. If Landlord’s statement discloses that Tenant owes an amount that is more than the estimated payments for the calendar year previously made by Tenant for either Operating Expenses or Property Taxes, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

(c) Landlord shall maintain at all times during the term of this Lease, at the office of Landlord in the Building or such other office as Landlord may designate full, complete and accurate books of account and records prepared in accordance with generally accepted accounting principles with respect to Escalation Rent, and shall retain such books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are reasonably necessary to properly audit the Escalation Rent. Upon reasonable notice from Tenant, Landlord shall make available for Tenant’s inspection (or inspection performed by Tenant’s accountant and/or consultants) at Landlord’s office in the Building, during normal business hours, Landlord’s books and records relating to the Escalation Rent for the previous calendar year. If Tenant’s inspection reveals that Tenant was overcharged for Escalation Rent for Operating Expenses or Escalation Rent for Property Taxes and Landlord does not dispute such findings, the amount of the overcharge shall be promptly refunded to Tenant.

(d) The amount of Escalation Rent for Operating Expenses and the amount of Escalation Rent for Property Taxes for any fractional year in the Term shall be appropriately prorated. The proration of Operating Expenses for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Operating Expenses for that entire calendar year; the proration of Property Taxes for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Property Taxes for that entire calendar year, but shall exclude any Property Taxes attributable to any increase in the assessed valuation of the Building occurring after termination. The termination of this Lease shall not affect the obligations of the parties pursuant to Section 5(b) to be performed after the termination.

Section 6. Use and Access to Premises.

The Premises shall be used for general office use. In no event shall (i) the maximum floor load exceed 40 pounds per rentable square foot, including personnel, furniture and equipment or (ii) the regular occupancy of the Premises exceed one person per 160 rentable square feet of space without Landlord’s prior written consent. Tenant acknowledges that the heating and ventilating system is designed to accommodate density of one person per 250 rentable square feet. Tenant shall not do or permit to be done on the Premises, nor bring or keep or permit to be brought or kept in the Premises, anything (a) which is prohibited by or in conflict with any law, ordinance, or governmental rule or, (b) which is prohibited by the standard form of fire insurance policy or, (c) which will increase the existing rate of or affect fire or other insurance on the Building or its contents or cause a cancellation of any insurance policy covering the Building or any part of it or its contents. Tenant shall not use or store in the Premises any hazardous or toxic substances, with the sole exception of reasonably necessary substances that are kept in reasonably necessary quantities for normal office operations, provided that their use and storage are in accordance with applicable laws. Tenant shall not do or permit anything to be done on the Premises that will obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful purposes, nor shall Tenant cause, maintain, or permit any nuisance or waste on or about the Premises. Tenant shall have access to the Premises 24 hours a day, 365 days a year, subject however to force majeure events.

Section 7. Services.

(a) Landlord shall maintain the Common Areas of the Building, including lobbies, stairs, elevators, corridors, rest rooms, all exterior landscaping, windows, the mechanical, plumbing, and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition so as to meet the reasonable needs of Tenant, except for damage, excluding normal wear and tear, caused by the Tenant. Damage caused by Tenant, other than normal wear and tear by Tenant, shall be repaired by Landlord at Tenant’s expense. The standard of maintenance shall be equal to that of other office buildings of a similar class in San Francisco, California. If Landlord engages an outside vendor to perform a work order or provide equipment or services for or on behalf of Tenant, Landlord shall charge an administrative fee equal to 15% of the cost of such work order.

(b) Landlord shall furnish (i) electricity for normal business use, including lighting and the operation of office machines (“Base Electricity”), (ii) heat and air conditioning, to the extent reasonably required for the comfortable occupancy by Tenant in Tenant’s use of the Premises during the period from 7:00 a.m. to 7:00 p.m. on weekdays, except holidays, or a shorter period as may be prescribed by applicable policies or regulations adopted by any utility or governmental agency, (iii) elevator service, (iv) lighting replacement, for building standard lights, (v) rest room supplies, (vi) window washing with reasonable frequency, (vii) water for the rest rooms and kitchen areas, and (viii) security guard services and daily janitor services during the times and in the manner that these services are customarily furnished in comparable office buildings in the area (“Standard Utilities and Services”). Landlord may establish reasonable measures to conserve energy and water, including but not limited to, automatic light shut off after hours and efficient lighting forms, so long as these measures do not unreasonably interfere with Tenant’s use of the Premises. If Tenant uses more than its allocable share of the Standard Utilities and Services, Tenant shall pay for any non-standard utilities or services used. If Landlord determines that Tenant is using electricity in excess of the Base Electricity, Landlord shall have the right either (i) to install a meter, at Tenant’s cost, to measure the amount of electricity consumption in the Premises or (ii) to reasonably estimate the amount of electricity usage in excess of the Base Electricity and Tenant shall pay all such costs in excess of the Base Electricity.

(c) Landlord shall not be in default under this Lease, nor be liable for any damages resulting from, nor shall the required rental be abated because of (i) any reasonably necessary installation, use, or interruption of use of any equipment in connection with furnishing the previously listed services, (ii) failure to furnish or delay in furnishing these services, when failure or delay is caused by accident or conditions beyond the reasonable control of Landlord or by necessary repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts to diligently remedy interruptions in the furnishing of these services. Notwithstanding the foregoing, Landlord shall make reasonable efforts not to disrupt Tenant’s use of the Premises.

Section 8. Alterations.

Tenant shall not make or allow any alterations, additions, or improvements to the Premises or any part of the Premises (“Alterations”), without Landlord’s prior written consent. Landlord may in its discretion withhold or condition approval of Alterations that affect the building systems or structure of the Building. Landlord shall not unreasonably withhold its consent to the installation of furnishings, fixtures, equipment, or decorative improvements, none of which shall affect Building systems or the structure of the Building, and the repainting or recarpeting of the Premises. If and to the extent that any Alterations require improvements to the Premises or to the Building to comply with applicable Legal Requirement (“Compliance Improvements”), if Tenant elects to undertake such Alterations, Tenant shall be responsible for the payment of the costs of all such Compliance Improvements. All Alterations shall immediately become Landlord’s property and, at the end of the Term, shall remain on the Premises without compensation to Tenant, unless Landlord elects by notice to Tenant at the time of installation to have Tenant remove any Alterations that are peculiar to Tenant’s use of the Premises and are not normally required or used by other tenants. In this event, Tenant shall bear the cost of restoring the Premises to their condition prior to the installment of the Alterations. All Alterations shall comply with the requirements of the Rules and Regulations which are Exhibit D and the Tenant Construction Standards and Requirements which is Schedule 1 to the Rules and Regulations.

Section 9. Repairs; Landlord’s Reservation of Rights.

(a) Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) window coverings; (c) interior partitions; (d) doors; (e) the interior side of demising walls; (f) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (g) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (h) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors.

(b) If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 15% of the cost of the repairs. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code

Sections 1932(1), 1941 and 1942 or any other Legal Requirement (whether now or hereafter in effect). In addition to the foregoing, Tenant shall be responsible for repairing all special tenant fixtures and improvements, including garbage disposals, showers, plumbing, and appliances.

(c) If Landlord performs any work to the Premises at Tenant’s request or provides any additional services (“Additional Work”) to Tenant, including without limitation repairs to appliances or fixtures within Tenant’s Premises, Tenant shall pay the reasonable cost of the Additional Work, together with an administrative charge in an amount equal to 15% of the cost of the Additional Work.

(d) Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to the tenant improvements, if any, that Landlord has agreed to make. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part of them, except as specifically set forth in Section 3. Landlord has made no representations respecting the condition of the Premises or the Building, except as specifically set forth in this Lease.

(e) Landlord reserves the right, at any time and from time to time, without the same constituting an actual or constructive eviction, but provided that Landlord does not unreasonably interfere with Tenant’s use and occupancy of the building, to (i) make alterations, additions, repairs, improvements to or in, or to decrease the size of area of all or any part of the Building, the fixtures and equipment therein, the heating, ventilation, air-conditioning, plumbing, electrical, fire protection, life safety, security and all mechanical systems of the building (“Building Systems”), the common areas and all other parts of the Building; (ii) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building and to create additional rentable areas through use or enclosure of common areas; (iii) to change the Building’s name or street address or to change the room number or numbers of the Premises; (iv) to install, affix and maintain any and all signs on the exterior and interior of the Building.

Section 10. Damage or Destruction.

(a) In the event the Premises or any portion of the Building necessary for Tenant’s occupancy are damaged by fire, earthquake, act of God, the elements, or other casualty, within thirty (30) days after that event, Landlord shall notify Tenant of the estimated time, in Landlord’s reasonable judgment, required for repair or restoration. If the estimated time is one hundred and fifty (150) days or less after the commencement of the physical work and one hundred and eighty (180) days or less after the casualty event, Landlord shall proceed promptly and diligently to adjust the loss with applicable insurers, to secure all required governmental permits and approvals, and to repair or restore the Premises or the portion of the Building necessary for Tenant’s occupancy. This Lease shall remain in full force, except that for the time unusable, Tenant shall receive a rental abatement for that part of the Premises rendered unusable in the conduct of Tenant’s business.

(b) If the estimated time for repair or restoration is in excess of one hundred and fifty (150) days after the commencement of the physical work or one hundred and eighty (180) days after the casualty event, Tenant or Landlord may elect to terminate this

Lease as of the date of the casualty event by giving notice to the other party within fifteen (15) days following receipt of Landlord’s notice of the estimated time for repair.

(c) Notwithstanding the foregoing, Landlord’s obligation to restore or repair the Building shall be limited to the amount of insurance proceeds actually received by Landlord for such reconstruction or repair.

Section 11. Subrogation.

Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, worker’s compensation, and other insurance maintained during the term of this Lease covering the Building, or any portion of it, or operations in it, a waiver of all rights of subrogation that the insurer of one party might have against the other party. Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney fees, resulting from the failure to obtain this waiver.

Section 12. Insurance.

(a) Public Liability. Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term the following insurance coverages, written by an insurance company licensed by and admitted to issue insurance in the State of California, with a general policyholders’ rating of “A” or better and a financial size ranking of “Class VIII” or higher, in the most recent edition of Best’s Insurance Guide, in the form customary to the locality, (i) commercial general liability insurance, including contractual liability coverage, insuring Tenant’s activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, with a minimum coverage of Two Million Dollars ($2,000,000) per occurrence/Three Million Dollars ($3,000,000) general aggregate, (ii) fire damage legal liability insurance and personal/advertising injury insurance (which shall not be subject to the contractual liability exclusion), each in the minimum amount of One Million Dollars ($1,000,000), (iii) medical payments insurance in the minimum amount of Ten Thousand Dollars ($10,000), (iv) worker’s compensation insurance in statutory amounts, and (v) if Tenant operates owned, leased or non-owned vehicles on the Property, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence/Two Million Dollars ($2,000,000) general aggregate.

(b) Insurance Certificates. Tenant shall furnish to Landlord, on or before the Commencement Date and thereafter prior to the expiration of each policy, an original certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this Section. The certificates shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as insureds. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, Landlord’s members, Landlord’s property manager, Landlord’s parking operator, and the holder of any fee or leasehold mortgage, shall be named as an additional insured under each policy of insurance maintained by Tenant pursuant to this Lease.

The policies and certificates shall further provide that the coverage shall be primary, and that any coverage carried by Landlord shall be secondary and noncontributory with respect to Tenant’s policy.

Section 13. Indemnification.

Tenant waives all claims against Landlord for damage to any property or injury or death of any person on the Premises arising at any time and from any cause except to the extent resulting from the gross negligence or willful misconduct of Landlord. Tenant shall indemnify and hold Landlord harmless from and defend Landlord against all claims, liability, damage, or loss arising out of any injury or death of any person or damage to or destruction of property to the extent attributable to the action or inaction of Tenant, its agents, contractors, or employees, except to the extent resulting from the gross negligence or willful misconduct of Landlord or its agents, contractors, or employees. Tenant shall also hold Landlord harmless from any liability, cost, or expense arising from Tenant’s use or storage on the property of any hazardous or toxic substance. These indemnity obligations shall include reasonable attorney fees, investigation costs, and all other reasonable costs incurred by the indemnified party from the first notice that any claim or demand is to be made or may be made. The provisions of this Section shall survive the termination of this Lease for any event occurring prior to the termination.

Section 14. Compliance with Legal Requirements.

(a) At Tenant’s sole cost, Tenant shall promptly comply with all laws and governmental rules now or later in force; with the requirements of any board of fire underwriters or other similar body now or in the future constituted; with any direction or occupancy certificate issued by public officers (“Legal Requirements”), insofar as they relate to (i) the use, or occupancy of the Premises or (ii) to Alterations undertaken by Tenant, except that Tenant shall not be responsible for (a) structural changes or changes to the electrical, mechanical, or plumbing systems of the Building in connection with the Tenant Improvements constructed in accordance with Exhibit B and (b) work necessitated by defects in the construction of the Building. Landlord shall comply in a timely manner with all Legal Requirements that are not Tenant’s responsibility under this Section to the extent noncompliance would adversely affect Tenant’s use or occupancy of the Premises.

(b) Tenant acknowledges that Landlord has advised Tenant that certain fire-proofing and insulating materials used in the construction of the Building contain asbestos or asbestos-containing materials (collectively, “Asbestos”). If any Legal Requirements impose mandatory or voluntary controls or guidelines with respect to Asbestos or if Landlord otherwise so elects, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or elect to make such alterations or remove such Asbestos in compliance with all Legal Requirements. Such compliance or the making of alterations, and the removal of all or a portion of such Asbestos, whether in the Premises or elsewhere in the Building, shall not, in any event constitute a breach by Landlord of any provision of this Lease, relieve Tenant of the obligation to pay any Rent due under this Lease, constitute or be construed as a constructive or other eviction of Tenant, or constitute or be construed as a breach of Tenant’s quiet enjoyment. Tenant also acknowledges that Landlord has promulgated Building regulations and procedures governing the manner in which Tenant may undertake Alterations to the Premises in those areas where Asbestos may be located, and such regulations and procedures may be modified, amended or supplemented from time to time. Prior to undertaking any Alterations in or around the Premises, Tenant shall notify Landlord, in writing, of the exact nature and location of the proposed Alterations and shall promptly supply such additional information regarding the proposed Alterations as Landlord shall request. After receipt of Tenant’s notice, Landlord shall, to the extent appropriate, supply Tenant with the Building regulations and procedures for working in areas where there is a risk of coming into contact with Asbestos. Tenant shall strictly comply with all such Building regulations and procedures established by Landlord and with all applicable Requirements. Landlord shall have the right at all times to monitor the work for compliance with the Building regulations and procedures. If Landlord determines that any of the Building regulations and/or procedures are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is satisfied that the applicable regulations and procedures will be observed. Landlord’s monitoring of any work in or around the Premises shall not be deemed a certification by Landlord of compliance with any Requirements or of the Building regulations and procedures or a waiver by Landlord of its right to require strict compliance with such Building regulations and procedures nor shall such monitoring relieve Tenant from any liabilities relating to such work.

(c) Tenant agrees to take all proper and necessary action to cause the Premises to be used and occupied in compliance with the Americans With Disabilities Act of 1990 (“ADA”). Tenant shall also be responsible for the cost of all work required to ensure that the Premises and the Building comply with the ADA if the obligation to do such work is due to Tenant’s use of the Premises or to any Alterations (including the initial Alterations) installed or constructed in the Premises.

Section 15. Assignment and Subletting.

(a) Except as otherwise expressly permitted by this Lease, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, assign or hypothecate this Lease or any interest in this Lease, sublet the Premises or any part of them, or license the use of the Premises by any party other than Tenant. For purposes of this Article, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise, including the merger or consolidation of Tenant into another entity. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment. Neither this Lease nor any interest in this Lease shall be assignable without the consent of Landlord, which shall not be unreasonably withheld or delayed. Any of the previous acts without consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Landlord shall respond to Tenant’s request for sublease within fifteen (15) days of receiving a written request from Tenant and receipt of documentation regarding description and financial condition of proposed Tenant and other necessary information as required by Landlord.

(b) No sublessee shall have a right to further sublet without Landlord’s prior consent, which may not be unreasonably withheld, and any assignment by a sublessee of the sublease shall be subject to Landlord’s prior consent in the same manner as if Tenant were entering into a new sublease.

(c) In the case of an assignment or subletting, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of the assignment or subletting shall be paid to Landlord after first deducting (i) in the case of a sublet, the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii) any tenant improvements paid for by Tenant, and (iii) the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Tenant in connection with the assignment or subletting.

(d) Regardless of Landlord’s consent, no subletting or assignment shall release or alter Tenant’s obligation or primary liability to pay the rental and perform all other obligations under this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of Tenant in the performance of any of the terms of this Lease, after notice of default to Tenant pursuant to Section 18 and the expiration of any applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee or successor.

(e) If Tenant assigns this Lease, sublets the Premises, or requests the consent of Landlord to any assignment, subletting, hypothecation, or other action requiring Landlord’s consent under this Lease, Tenant shall pay Landlord’s reasonable attorney fees incurred in connection with the action, not to exceed $1,000.00.

(f) Despite any other provision of this Article 15, Landlord has the option, by written notice to Tenant (Recapture Notice) within thirty (30) days after receiving any request for assignment or subletting, to recapture the subject space by terminating this Lease for the Subject Space or taking an assignment or a sublease of the subject space from Tenant. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the subject space for the same term as the proposed assignment or subletting, effective as of the date specified in the request for assignment or subletting. If Landlord declines or fails timely to deliver a Recapture Notice, Landlord shall have no further right under this Section 15 to the subject space unless it becomes available again after assignment or subletting by Tenant.

Section 16. Rules and Regulations.

Tenant shall comply with the Rules and Regulations attached to and incorporated in this Lease as Exhibit D, and with the Tenant Construction Standards and Regulations which is Schedule 1 to the Rules and Regulations, and after notice, with all reasonable modifications and additions to these Rules and Regulations, from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by any other tenant or occupant of the Building, but Landlord shall take reasonable steps to enforce any Rules and Regulations, the nonperformance of which by other tenants materially and adversely affects Tenant in the use of the Premises. However, if any rule conflicts with any term, covenant, or condition of this Lease, this Lease shall prevail. In addition, no rule, or any subsequent amendments to it adopted by Landlord shall alter, reduce, or adversely affect any of Tenant’s rights or enlarge Tenant’s obligations under this Lease.

Section 17. Entry by Landlord.

Landlord may enter the Premises at reasonable hours with notice to Tenant to (a) inspect the Premises; (b) exhibit the Premises to prospective purchasers, lenders, or tenants; (c) determine whether Tenant is complying with all obligations under this Lease; (d) and 24 hour notice to Tenant to supply janitorial service and any other services to be provided by Landlord under this Lease; (e) post notices of nonresponsibility; and (f) make repairs or perform maintenance required of Landlord by this Lease, make repairs to any adjoining space or utility services, or make repairs, alterations, or improvements to any other portion of the Building. However, all this work shall be done as promptly as reasonably possible and cause as little interference to Tenant as reasonably possible. Subject to Landlord’s undertakings in the previous sentence, Tenant waives any damage claims for inconvenience to or interference with Tenant’s business or loss of occupancy or quiet enjoyment of the Premises caused by Landlord’s entry. At all times Landlord shall have a key with which to unlock the doors on the Premises, excluding Tenant’s vaults, safes, and similar areas designated as secure areas in writing by Tenant in advance. In an emergency, Landlord shall have the right to use any means that Landlord deems proper to open Tenant’s doors and enter the Premises. Entry to the Premises by Landlord in an emergency shall not be construed as a forcible or unlawful entry, a detainer, or an actual or constructive eviction of Tenant. Notwithstanding the foregoing, Landlord shall provide Tenant with 24 hours notice prior to entering the Premises, except in the event of an emergency, Landlord may enter the Premises without providing such notice.

Section 18. Events of Default.

The following events shall constitute events of default under this Lease (each an Event of Default):

(a) failure by Tenant to pay when due any Base Rent or other sum payable under this Lease when due;

(b) a default by Tenant in the performance of any of the terms, covenants, agreements, or conditions in this Lease, other than a default by Tenant in the payment when due of any rent or other sum payable under this Lease, and the continuation of the default beyond thirty (30) days after notice by Landlord provided however that if the default is curable and requires more than thirty (30) to remedy, Tenant shall not be in default if it commences to cure within such thirty (30) day period and proceeds to complete the cure within sixty (60) days;

(c) the bankruptcy or insolvency of Tenant, a transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of proceedings of any kind by or against Tenant under the Federal Bankruptcy Act or under any other insolvency, bankruptcy, or reorganization act, unless Tenant is discharged from voluntary proceedings within ninety (90) days;

(d) the appointment of a receiver for a substantial part of Tenant’s assets;

(e) the abandonment of the Premises for a period in excess of 60 days; and

(f) the levy upon this Lease or any estate of Tenant under this Lease by attachment or execution and the failure to have the attachment or execution vacated within sixty (60) days.

Section 19. Termination upon Default.

On occurrence of any Event of Default by Tenant, Landlord may, in addition to any other rights and remedies given here or by law, terminate this Lease and exercise remedies relating to it without further notice or demand in accordance with the following provisions:

(a) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due as set forth in California Civil Code Section 1951.4. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant’s account, provided that any rental in excess of the monthly rental due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the rent and other sums due under this Lease on the dates the rent is due, less the rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

(b) Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all personal property of Tenant and store same at Tenant’s cost and to recover from Tenant as damages: (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the then prevailing discount rate of the Federal Reserve Bank of San Francisco plus five percent (5%). As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (l%).

(c) No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

Section 20. Eminent Domain.

If all or any part of the Premises are taken through eminent domain, this Lease shall terminate for the part taken as of the date of taking. For a partial taking, either Landlord or Tenant shall have the right to terminate this Lease for the balance of the Premises by notice to the other within thirty (30) days after the taking. However, Tenant’s right to terminate arises only if the portion of the Premises taken substantially handicaps, impedes, or impairs Tenant’s use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to all compensation, damages, income, rent, awards, or any interest that may be paid in connection with the taking, except for any portion specifically awarded to Tenant for moving expenses, trade fixtures, equipment, and any leasehold improvements in the Premises to the extent of the then unamortized value of these improvements for the remaining term of the Lease as determined in the award. However, Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise, other than for prepaid rent. In the event of a partial taking of the Premises that does not result in a termination of this Lease, the subsequent monthly rental shall be equitably reduced.

Section 21. Estoppel Certificate.

At any time with at least ten (10) days’ prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate in a form satisfactory to Landlord certifying: (a) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, together with the date and nature of each modification, (b) the amount of the Base Rent, most recent Escalation Rent, if any, and the date to which the rent has been paid, (c) that no notice has been received by Tenant of any default that has not been cured, except defaults specified in the certificate, (d) that no default of Landlord is claimed by Tenant, except defaults specified in the certificate, and (e) other matters as may be reasonably requested by Landlord. Any certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Building or any part of it.

Section 22. Surrender of Premises; Holding Over.

(a) Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

(b) If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month-to-month on the terms specified in this Lease, except those pertaining to term, option to extend, but at a monthly rental negotiable between the Parties, payable in advance on or before the first day of each month. Each party shall give the other notice of intention to terminate the tenancy at least one (1) month prior to the date of termination of a monthly tenancy.

(c) If, over Landlord’s objection, Tenant holds possession of the Premises after expiration of the term of this Lease or expiration of the holdover tenancy, Tenant shall be deemed to be a tenant-at-sufferance and, without limiting the liability of Tenant for unauthorized occupancy of the Premises, Tenant shall indemnify Landlord and any replacement tenant for the Premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant’s failure to vacate the Premises in a timely manner. The monthly rental shall be at two hundred percent (200%) of the then prevailing monthly rental paid by Tenant.

Section 23. Security Deposit.

Tenant has deposited with Landlord the sum specified in the Basic Lease Information (Deposit). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all provisions of this Lease. If Tenant fails to pay rent or other sums due under this Lease or defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the Deposit for the payment of rent or other sums in default, for the payment of any other sums to which Landlord may become obligated because of Tenant’s default, or to compensate Landlord for any loss or damage that Landlord may suffer because of the Tenant’s actions. If Landlord uses or applies the Deposit, Tenant shall, within ten (10) days after demand, deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from Landlord’s general accounts. If Tenant performs all of

Tenant’s obligations under this Lease, the Deposit or the amount not applied by landlord shall be returned, without interest, to Tenant or at Landlord’s option, to the last assignee, if any, of Tenant’s interest under this Lease at the expiration of the Term and after Tenant has vacated the Premises. No trust relationship is created between Landlord and Tenant with respect to the Deposit. To the fullest extent permitted by law, Tenant waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.

Section 24. Landlord’s Liability.

Notwithstanding any other term or provision of this Lease, the liability of the Landlord for its obligations under this lease is limited solely to Landlord’s interest in the Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s stockholders, directors, officers or partners on account of any of the Landlord’s actions or obligations under this Lease. In addition, in the event of the conveyance of title to the Building or the Project, then from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease.

Section 25. Brokers.

Tenant represents and warrants to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on its behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Lease other than the Broker identified the Basic Lease Information, whose commission is to be paid by Landlord. Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, including costs expenses and attorney’s fees incurred by Landlord, asserted by any other broker or finder for a commission based upon any dealings with or statements made by Tenant or its representatives. Tenant understands and acknowledges that Broker has represented both Tenant and Landlord in this transaction.

Section 26. Smoking.

Smoking in the building is prohibited.

Section 27. Entire Agreement.

There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements, and oral or written understandings between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This Lease shall not be amended or modified except pursuant to a writing executed by Landlord and Tenant. There are no representations between Landlord and Tenant other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded.

Section 28. Illegality or Unenforceability of Portion of Lease.

If any provision of this Lease is determined to be illegal or unenforceable, this determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect.

Section 29. Governing Law.

This Lease shall be governed by and construed pursuant to law of the State of California.

Section 30. Quiet Enjoyment.

Landlord agrees to and shall in the commencement of this Lease place Tenant in quiet possession of the Premises and shall secure it in the quiet possession thereof against all persons lawfully claiming the same during the lease term.

Section 31. Signage.

Tenant shall have the right to building standard signage in the ground floor lobby and at the entrance to Tenant’s Premises.

Section 32. Subordination.

This Lease shall be subject and subordinate at all times to (i) all ground and underlying leases which now exist or may hereafter be executed affecting the Property, (ii) the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Property, or on Landlord’s interest or estate therein, or portion thereof, or on or against any ground or underlying lease and (iii) any Declaration of Covenants, Conditions and Restrictions or similar instrument now or hereafter recorded affecting the Property, all without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however, that any such future encumbrance shall provide that so long as Tenant is not in default, the terms of this Lease shall not be affected by termination proceedings in respect to such ground or underlying lease or foreclosure or other proceedings under such mortgages or deeds of trust, Tenant hereby agreeing at the written request of the landlord under such ground or underlying lease or the purchaser of the Building in such foreclosure or other proceedings, to attorn to such landlord or to such purchaser or, at such landlord’s or such purchaser’s option, to enter into a new lease for the balance of the Term upon the same terms and provisions as are contained in this Lease. Notwithstanding the foregoing, Tenant will execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust as may be required by Landlord.

Section 33. Attorneys Fees.

If either party hereto brings an action to enforce the terms hereof or declare the rights of the parties hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover from the other party the reasonable costs and attorneys’ fees incurred in connection with such action. For purposes of this provision, in any action or proceeding instituted by Landlord based upon any default or alleged default by Tenant hereunder, Landlord shall be deemed the prevailing party if: (i) judgment is entered in favor of Landlord or (ii) prior to trial or judgment Tenant shall pay all or substantially all of the Rent and charges claimed by Landlord, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Landlord to constitute a default by Tenant hereunder. Any expenses incurred in collection of sums due, whether action is brought or not, and any attorneys’ fees incurred in collection payment will be charged to Tenant.

Section 34. Relocation of Tenant.

At any time after the date of this Lease, Landlord may substitute for the Premises, other premises in the Building (the “New Premises”), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided that (i) the New Premises shall be substantially similar to the Premises in area and configuration; (ii) if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment to the New Premises; (iii) Landlord shall give Tenant not less than sixty (60) days’ prior written notice of such substitution; and (iv) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution, if the Premises are then improved.

Section 35. Notices.

All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid. All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in the Basic Lease Information. Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service. By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

Section 36. Tenant Authority.

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

Section 37. Exhibits.

The exhibits specified in the Basic Lease Information are attached to this Lease and by this reference made a part of it.

The parties have executed this Lease as of the date first set forth above.

Landlord:		Tenant:

HAMMS BUILDING ASSOCIATES,		DIGITAL RIGHTS AGENCY,
a California Limited Partnership		a California limited liability company

By:	STB Property Corporation	By:	/s/ Tuhin Roy
Its general partner
		Its:	Managing Director

By:

Its:

EXHIBIT A

DESCRIPTION OF THE PREMISES

1

EXHIBIT B

Workletter Agreement

1. Landlord will construct an expanded equipment room per the attached budget letter from Peacock Construction dated May 26 2006 as revised July 5, 2006.

1

May 26, 2006

Revision III July 5, 2006

Ms. Carol Horn

Hamm’s Building

1550 Bryant Street, Suite 825

San Francisco, CA 94103

Re:	Suite 305

1550 Bryant Street

San Francisco, CA

Budget Estimate

Dear Carol:

Peacock Construction Inc. is pleased to provide you a revised budget estimate for the modifications to Suite 305, per our site visit and the following scope.

DEMOLITION	$ 440

•	Cut wall of existing H VAC Room to relocate return air grille

•	Dispose of construction debris

MILLWORK	$1,125

•	Add two (2) P-lam shelves with supports and backing approx. 9’ total

DOORS, FRAMES AND HARDWARE	$1,470

•	One (1) each new door and frame for new Equipment Room

DRYWALL	$7,031

•	Provide approx. 32 LF of full height walls

•	Provide soffitt at existing HVAC returns from Common Area to divert to tenant’s entry in lieu of Equipment Room

•	Frame and patch wall at relocated return air grille to existing HVAC Room

•	Misc. wall patching

PEACOCK CONSTRUCTION, INC.

303 Sacramento Street • 2nd Floor • San Francisco, CA 94111• 415/217-5095 • FAX 415/398-2908

www.peacockconstruction.com

Lic. No. 423901

Suite 305 – Budget Estimate

1550 Bryant Street

San Francisco, CA

May 26, 2006

Revision III July 5, 2006

FLOORING	$255

•	Provide new base on new walls

MISC. CAPRENTRY	$190

•	Relocate two (2)marker boards

PAINT	$1,000

•	Paint new walls only

•	Paint one (1) each new door

FIRE SPRINKLERS	$1,320

•	Modify Sprinkler due to new Equipment Room walls

HVAC	$19,636

•	Provide one (1) new 3-ton heat pump to serve the new Equipment Room

•	Relocate existing thermostat

ELECTRICAL	$16,237

•	Provide four (4) each 120-volt 30-amp dedicated receptacles in Equipment Room

•	Provide fourteen (14) new 12-amp 110-volt receptacles (twelve (12) quads and two (2) duplexes) in open area

•	Add switch for light in Equipment Room

•	Re-lamp existing lights by Building Engineer

•	Provide electrical meter for new HVAC unit

•	Re-arrange lights in Equipment Room

•	Provide Emon & Dmon

•	Provide ring and string for thirteen (13) locations (surface mounted conduit to 8’ above floor with box)

GENERAL CONDITIONS	$4,930

•	Project coordination

•	On site supervision

•	Progressive clean-up

•	Final janitorial clean-up

Suite 305 – Budget Estimate

1550 Bryant Street

San Francisco, CA

May 26, 2006

Revision III July 5, 2006

Subtotal	$53,634
Overhead	$3,218

Subtotal	$56,852
Fee	$3,411

Total Budget Estimate	60,263

CLARIFICATIONS

• Assumes all work performed during normal work hours

• Assumes no permit or permit fees

• No architectural fees included

• Painting of new conduit on existing walls is not included

ALTERNATE(S):

ALTERNATE #2	Add	$1,552

• Provide new horn/strobe in new Equipment Room including in-house test

ALTERNATE #3	Add	$3,102

• Remove existing carpet from Equipment Room and provide new standard VCT

If you have any questions or concerns, please do not hesitate to contact me.
	TOTAL	$64,917

Sincerely

/s/ Ron Jolin
Ron Jolin
Project Manager

EXHIBIT C

COMMENCEMENT DATE AGREEMENT

HAMMS BUILDING ASSOCIATES, a California Limited Partnership (“Landlord”), and DIGITAL RIGHTS AGENCY, a California limited liability company (“Tenant”), have entered into a certain Office Lease dated as of                                     , 2006 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 3(c)) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2. The Commencement Date (as defined in the Lease) is.

3. The Expiration Date (as defined in the Lease) of the Lease is.

4. Tenant hereby confirms the following:

(a) That it has accepted possession of the premises pursuant to the terms of the Lease;

(b) That the Landlord Work is substantially complete; and

(c) That the Lease is in full force and effect.

5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

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TENANT:		LANDLORD:

DIGITAL RIGHTS AGENCY a California limited liability company		HAMMS BUILDING ASSOCIATES, a California Limited Partnership

		By:	STB Property Corporation
Its general partner

By:	/s/ Tuhin Roy
Print Name:
Its
By:

Its:

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EXHIBIT D

RULES AND REGULATIONS

1. ACCESS: The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building shall not be obstructed by any of the tenants or used for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to them by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants. However, nothing herein shall be construed to prevent access to persons with whom any tenant normally deals in the ordinary course of business, unless these persons are engaged in illegal activities. No tenant, no employer or invited guest shall go on the roof of the Building without the prior consent of Landlord and said consent shall not be unreasonably withheld.

2. SIGNS: A sign, placard, picture, name, advertisement, or notice visible from the exterior of any tenant’s Premises shall not be inscribed, painted, affixed, or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building on the office floors. Material visible from outside the Building will not be permitted.

3. PREMISES USES:

a. The Premises of each tenant shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by any tenant on the Premises, except that (a) each tenant may establish and operate a lunchroom facility for use by tenant’s employees, and (b) each tenant may use and install food and beverage vending machines and Underwriters’ Laboratory approved microwave ovens and equipment for brewing coffee, tea, hot chocolate, and similar beverages, provided that adequate provisions are made for venting and control of odors and all facilities and equipment are in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

b. Except with the prior consent of Landlord, no tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in the Premises, nor shall any tenant carry on, permit, or allow any employee or other person to carry on the business of stenography, typewriting, or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in the tenant’s lease.

4. JANITORIAL SERVICE: No tenant shall employ any person other than Landlord’s janitorial service for cleaning the Premises, unless otherwise approved by Landlord. No person other than those approved by Landlord shall be permitted to enter the Building to clean it. No tenant shall cause any unnecessary labor because of carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by prior

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arrangement with Landlord, service is extended to a later hour for specifically designated rooms.

5. KEYS: Landlord will furnish each tenant, free of charge, two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. No tenant shall have any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of the premises without the prior consent of Landlord which will not be unreasonably withheld. The tenant shall in each case furnish Landlord with a key for any lock. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all keys to doors in the Building that have been furnished to the tenant.

6. FREIGHT ELEVATOR: The freight elevator shall be available for use by all tenants in the Building, subject to reasonable scheduling, as Landlord deems appropriate. The persons employed to move equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of a thickness necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Building by moving or maintaining property shall be repaired at the expense of the tenant. Scheduling of the freight elevator for move ins and outs must be done through the Management Office or Lobby Security in order to provide door control to the vendor.

7. FOUL, FLAMMABLE AND NOXIOUS SUBSTANCES: No tenant shall use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation or maintenance of office equipment, and may not, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep any foul, noxious, or hazardous gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building because of noise, odors, or vibrations, or interfere in any way with other tenants or those having business in the Building.

8. BUILDING NAME, ADDRESS: Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and street address of the Building.

9. BUILDING ACCESS: Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturdays, Sundays, and legal holidays any person who does not present a proper access card or other identification as a tenant or an employee of a tenant, or who does not otherwise present proper authorization by a tenant for access to the premises. Each tenant shall be responsible for all persons for whom it authorizes access and shall be liable to Landlord for all acts of these persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement, or other circumstances rendering an action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the circumstance by any action Landlord deems appropriate.

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10. DIRECTORY: A directory of the Building will be provided to display the name and location of tenants, their subtenants, and a reasonable number of the principal officers and employees of tenants, and Landlord reserves the right to exclude any other names. Any additional name that a tenant desires to have added to the directory shall be subject to Landlord’s approval and may be subject to a charge.

11. WINDOW COVERINGS: No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings, or decorations shall be attached to, hung, or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord. If consented to by Landlord, these items shall be installed on the office side of the standard window covering and shall in no way be visible from the exterior of the Building.

12. DELIVERY COMPANIES: Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to reasonable regulations as may be adopted by Landlord.

13. DOOR / APPLIANCE SECURITY: Each tenant shall see that the doors of the premises are closed and locked and that all water faucets or apparatus, cooking facilities, and office equipment, excluding office equipment required to be operative at all times, are shut off before the tenant or employees leave the Premises at night, so as to prevent waste or damage. For any default or carelessness in this regard the tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

14. RESTROOM USE: The toilets, urinals, wash bowls, and other rest room facilities shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind shall be thrown in them, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, have caused it.

15. MOTORCYCLES, SCOOTERS, BICYCLES: No motorcycles or motor scooters shall be parked or stored anywhere in the Building other than the garage of the Building, and no bicycles may be parked or stored anywhere in the Building other than in facilities provided in the garage or other areas designated by Landlord from time to time.

16. HAND TRUCK, DOLLY USE: Hand trucks or other material handling equipment, except those equipped with rubber tires and side guards, may not be used in any portion of the Building unless approved by Landlord.

17. REFUSE: Each tenant shall store refuse within that tenant’s premises. No material of a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the city of San Francisco without being in violation of any law or ordinance governing this disposal shall be placed in the refuse boxes or receptacles. All refuse disposal shall be made only

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through entryways and elevators provided for these purposes and at the times Landlord shall designate.

18. NO SOLICITING: Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building is prohibited, and each tenant shall cooperate to prevent this type of occurrence.

19. NO SMOKING: Smoking of cigarettes, cigars, pipes, or any other form of tobacco is prohibited in the Building. Tenant shall not permit its employees, guest or invitees to smoke in any portion of the Building or Premises.

20. TENANT REQUESTS: The requirements of the tenants will be attended to on application by telephone, facsimile or letter or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

21. MOVES: All moves in and out of the building must be scheduled at least two weeks in advance with Management Office. The name, phone number and contact person of the Moving Company is required. The freight elevator will be reserved for the move. If two moves occur on the same day, the freight elevator must be shared. The Moving Company must furnish a Certificate of Insurance at least 48 hours in advance of the move, naming both Landlord and Landlord’s Management Company as co-insureds. Any after-hours moves must be approved beforehand with the Management Office.

22. AFTER HOURS EVENTS: Any after hours events, including classes, presentations, parties, open houses, etc., to which members of the public have been invited need to be coordinated with the Management Office two to four weeks in advance of the event. An “after hours event” is defined as an event which takes place, or still be in process after 5:00pm Monday through Friday or on the weekend. Additional Security must be hired for such an event and the cost billed to the Tenant. Hamm’s Management Office hires the security officers from the security company currently servicing our building.

23. ALCOHOLIC BEVERAGES: Any tenant who plans to serve alcoholic beverages in the Hamm’s Building must obtain a Certificate of Insurance that includes Liquor Liability coverage, and furnish proof of same to the Management Office.

24. NO OPEN FLAMES: No open flames are allowed at any time. This includes candles for ambiance, as well as open flames in warming plates or other catering equipment. Open flames are strictly prohibited in the Hamm’s Building. The Hamm’s Life Safety Director must inspect (at the start of the event) any warming equipment used by a caterer servicing the Hamm’s tenant event.

25. LOADING DOCK USE: If a tenant needs access to the loading dock for items being moved in or out, please contact the Management Office to get approval. The Management Office will then schedule and coordinate the use with the tenant.

26. NOTIFICATION OF VENDOR WORK: All vendors must supply the Management Office with an Original Certificate of Insurance that meets building requirements prior to doing any work in a Tenant’s suite. These vendors include phone vendors, furniture vendors, and moving companies.

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27. TENANT IMPROVEMENTS / ALTERATIONS: No tenant improvements, alterations or other construction or modification work can take place without the prior written consent of the Management Office.

28. DOGS AND OTHER PETS: Tenant may bring pets into the Building subject to such reasonable Rules and Regulations and regulations as Landlord may establish so that they do not disturb other tenants of the Building. Pets other than dogs must receive specific written permission from Landlord. All dogs entering the building must be up to date on vaccinations and wearing a rabies tag. All dogs must be quiet and under control at all times. A responsible person must accompany dogs at all times. Please ask before you allow your dog to approach another dog, or before you attempt to pet someone else’s dog; this is to insure the safety of tenants and visitors, as not all dogs are “approachable”. All dogs walking within the common areas of the building such as the lobby, elevators, hallways and restrooms must be leashed at all times. We reserve the right to ask anyone with an overly aggressive or destructive dog to leave.

29. WAIVER: Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, so long as Tenant’s use of the Premises is not adversely affected by the waiver, and no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant, nor prevent Landlord from later enforcing any of the Rules and Regulations against any of the tenants of the Building.

30. EFFECT: These Rules and Regulations are in addition to, and shall not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of Premises in the Building.

31. COMPLIANCE: Tenant shall comply with these Rules and Regulations and after notice, with all reasonable modifications and additions to these Rules and Regulations, from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by any other tenant or occupant of the Building, but Landlord shall take reasonable steps to enforce any Rules and Regulations, the nonperformance of which by other tenants, materially and adversely affects Tenant in the use of the Premises. However, if any rule conflicts with any term, covenant, or condition of this Lease, this Lease shall prevail. In addition, no rule, or any subsequent amendments to it adopted by Landlord shall alter, reduce, or adversely affect any of Tenant’s rights or enlarge Tenant’s obligations under this Lease.

32. CHANGES: Landlord reserves the right to make other reasonable Rules and Regulations as Landlord judges may be needed for the safety, care, and cleanliness of the Building, and for the preservation of good order, provided that Tenant’s use and occupancy of the Premises shall not be adversely affected by other Rules and Regulations.

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Schedule 1

Tenant Construction Standards And Requirements

Tenants and its contractors shall follow the Construction Standards and Requirements when doing any Alterations, Tenant Work or construction in the Building. Each contractor must sign these Tenant Construction Standards and Requirements prior to its commencement of any work to acknowledge that it will abide by these standards and requirements. ALL WORK OF ANY KIND, INCLUDING CABLING, INSTALLATION OF WORK STATIONS, MOVE-INS/OUTS, CONSTRUCTION, ETC. MUST BE COORDINATED AND APPROVED IN WRITING BY THE MANAGEMENT OFFICE PRIOR TO START OF WORK. IN ADDITION, A CERTIFICATE OF INSURANCE FOR THE VENDOR MUST BE ON FILE WITH THE MANAGEMENT OFFICE.

1.	APPROVAL OF PLANS AND SPECIFICATIONS: Except as otherwise expressly set forth in the Lease or the Workletter (if any), all work and all space plans, construction drawings, details, changes to the drawings must have the prior written approval of Landlord before any construction begins. Construction and design-build drawings for OTI-l, 2, 3, & 4 are to be approved in writing by the Management Office before drawings are submitted for permit. Overlaying of the ceiling lighting, mechanical, and fire sprinkler drawings is to be done before any work starts, to eliminate any conflict of installation between these trades.

2.	PERMITS, INSPECTIONS AND TESTING: All work in the Building must be permitted by the City of San Francisco and Tenant shall provide a copy of all permits to the Management Office. Separate electrical permit is to be taken out by the Electrified Furniture Partition installers. “Whips” for electrified furniture are to be approved by the City Electrical Inspector. The Fire Inspector/ Electrical Inspector shall approve the location and number of emergency lights and exit lights. All preliminary testing and City inspection testing of the fire alarm horns is to be done during non-business hours. Testing is to be done in the morning before 8:00 and scheduled with the Management Office at least 48 hours in advance.

3.	EMERGENCY CIRCUIT WIRING: All emergency circuit wiring is to be in its own separate conduit per code.

4.	ADA COMPLIANCE: All sinks and sink cabinets are to meet ADA requirements.

5.	EMERGENCY LIGHTING: Emergency / Night Light and strobe light are required in all conference rooms per S.F .F .D. All emergency lights and exit lights are to be tied into the building’s emergency generator.

6.	SMOKE AND FIRE ALARMS: All fire alarm wiring is to be in its own separate conduit per code. Smoke and duct detectors are to be installed per S.F. Fire Department requirements.

7.	PERFORMANCE OF LIFE SAFETY WORK AND LIFE SAFETY REQUIREMENT:

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All life safety work must be coordinated with the building’s Life Safety Contractor. Contact Building Chief Engineer via the Management Office for relevant information.

8.	STRUCTURAL ENGINEER: The building’s Structural Engineer must be contacted for all structural questions and to review all structural drawings. Contact Building Chief Engineer via Management Office for relevant information.

9.	EXTERIOR WINDOW WALLS: If the exterior window wall of the building is to be modified in any way (i.e., to accommodate outside air), details are to be submitted and approved in writing by the Building Management Office before material is ordered and work is started.

10.	HAZARDOUS MATERIALS: Tenant and/or its contractors should make no assumptions concerning the presence or absence of hazardous or toxic materials, including lead paint and other substances. Any construction work which disturbs existing conditions shall be brought to the attention of Landlord immediately to enable Landlord to schedule tests and/or cleanup work, if any, which it deems necessary.

11.	INSURANCE CERTIFICATES: Prior to beginning any work in the Building, all contractors performing work in the Building shall furnish Landlord a Certificate of Insurance in the required insurance limits, conforming to the requirements set forth in the Lease.

12.	SECURITY: All contractors, subcontractors, workers, employees and delivery persons must sign in and out at the Security Desk whenever in the Building.

13.	COVERING OF FLOORS: All common area flooring is to be covered in the area of construction. Walls and doors are to be protected against damage as needed. Dampened (not wet) scrap carpet is to be used to wipe feet when leaving the construction area. The contractor is responsible for keeping the carpet damp.

14.	USE OF FREIGHT ELEVATOR AND LOADING DOCK: All contractors, subcontractors, workers, employees and delivery persons are to use the Freight Elevator only. All stocking of materials must be done through the loading dock only.

15.	NORMAL CONSTRUCTION HOURS AND AFTER HOURS WORK: Normal construction hours are from 7:00 a.m. to 6:30 p.m. Monday through Friday. Work during non-business hours is to be scheduled with the Management Office 48 hours in advance.

16.	LIMITATION OF PERFORMANCE OF CERTAIN WORK: No roto-hammering, core drilling, or loud noise is allowed from 8:00 a.m. to 5:30 p.m. Monday through Friday. Any of the above must be scheduled with the Management Office at least 48 hours before work starts. No gas-powered equipment is allowed in the Building. All power shut-downs are to be approved in writing by the Building Management Office and all affected tenants before any shut down occurs.

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17.	MECHANICAL / ELECTRICAL ROOMS: Locations of all equipment in the mechanical / electrical rooms must be approved in writing by the Management Office before work starts or any equipment is ordered or installed. Absolutely no storage is allowed in any mechanical / electrical rooms. If storage is required within a tenant space, a separate room is to be built for this. All penetrations in fire-rated walls are to be sealed with approved material and methods. Any electrical work done is to have a permit and be inspected by the City.

18.	CONDENSATE PIPES: Condensate pumps are not allowed unless written approval has been given by the Management Office. Condensate piping is to be tied into the main condensate drain by “gravity fed” means.

19.	GENERAL: All demolition and haul out to be done during non-business hours. Masonite must be laid over common area halls for protection during haul-out or haul-in. Mats must be kept at entrance to the work area for workmen to wipe their feet to prevent dust and debris from entering common areas.

20.	KEYS AND MASTER LOCKS: All electronic locks (if used) are to have a manual key override, keyed to the building master and approved by the Fire Department.

21.	PHONE/DATE CABLE: All phone / data cable installed in the Building common areas is to be in metal conduits. Locations of conduit supports or strapping is to be approved by the Facility Manager before work starts. All penetrations in fire-rated walls are to be sealed with approved material and methods. All phone equipment installed in the phone room is to be labeled with the tenant’s name and suite number.

22.	PAINTING: Because of a sensitive Fire Alarm system, NO SPRAY PAINTING IS ALLOWED unless scheduled one week in advance. No oil-based paint is to be used (latex only.) Use appropriate coverings to protect fixtures, carpet, base boards, windowpanes and windowsills, and all furnishings. In addition, any paint splatter is to be cleaned up completely. Do not clean brushes, roller pans or any other painting supplies in the restrooms. It is preferred that painting be done during non-business hours. If this is done during normal business hours, the Hamm’s Building reserves the right to stop the painting if tenants complain of the odor or fumes.

23.	HEAT PUMPS: Heat pumps are to be TRANE, unless written approval has been given by the Management Office. Heat pump locations are to be approved in writing by the Management Office before heat pumps are ordered. The size of the heat pumps must meet all the heating and cooling needs of the Tenant. Heat pump rooms are to be insulated for sound. Heat pumps are to be placed in such a way for easy access to filters, motors, belts, compressors and all other maintenance needs, such access to be pre-approved by Management Office.

24.	THERMOSTATS: Thermostats are to be mercury bulb, Honeywell Tradeline, #Y594G-1252 multistage heat pump thermostats.

25.	SUPPLY AIR REGISTERS AND DUCTS: The supply air registers and ducts are to be designed and sized so that air noise is not an issue with Tenant.

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26.	WORKSHOP: Any area to be used as a workshop is to be approved in writing by the Management Office.

27.	SUBMITTAL LOG: A submittal log is to be kept of all finishes, including but not limited to: paint, carpet, base, carpet seaming diagram, lighting, sand-blasted glass, doors (stain & grain), frames and hardware, occupancy sensors, electric locks, T -Stats, heat pumps, OTI-l, 2, 3, & 4 drawings. These submittals have to be approved in writing by the Tenant and the Management Office before material is ordered.

28.	SCHEDULING OF MOVES: All moves in and out of the Building must be scheduled at least two weeks in advance with Management Office. The name, phone number and contact person of the moving company is required. The freight elevator will be reserved for the move; however, if two moves are scheduled to occur on the same day, the freight elevator will be shared. The moving company must furnish a Certificate of Insurance at least 48 hours in advance of the move, naming both Landlord and Landlord’s Management Company as co-insureds.

29.	GUARANTY OF CONSTRUCTION: All contractors shall provide a written guaranty of all work and material for a period of at least one year from date of final building inspection.

30.	AS BUILT DRAWINGS: As-Built drawings of Electrical, Mechanical, Fire Sprinklers, Life Safety and architectural are to be submitted to the Management Office upon completion of work.

CONTRACTOR:

The undersigned has read the Tenant Construction Building Standards and Requirements and agrees to abide by them.

Date

Company

Signature

Name Printed

Its

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